                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): April 19, 1996



                           IRVINE SENSORS CORPORATION
             (Exact name of registrant as specified in its charter)

             Delaware                   1-8402             33-0280334
   (State or other jurisdiction      (Commission        (I.R.S. Employer
        of incorporation)            File Number)      Identification No.)


                              3001 Redhill Avenue
                          Costa Mesa, California 92626
          (Address of principal executive offices, including Zip Code)

                                 (714) 549-8211
              (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

       On March 27, 1996, Irvine Sensors Corporation (the "Company") formally notified International Business Machines Corporation, a New York corporation ("IBM") that it had secured the funds necessary to purchase the equipment constituting IBM's chip-stacking line located at IBM's Essex Junction, Vermont facilities (the "Equipment"). The purchase of the Equipment was completed on April 19, 1996. The Equipment had previously been used since June 1992 by the Company and IBM in connection with their joint development activities to commercialize the Company's chip-stacking technology. The development phase of the activities contemplated by the June 1992 series of agreements between the Company and IBM has been completed. Upon completion of those joint development activities, IBM agreed to sell the Equipment to the Company for a purchase price of approximately $6.5 million. The purchase price was determined through negotiations between the parties.

     The Company funded the purchase of the Equipment through the sale of an aggregate of $11,100,000 in principal amount of 8% convertible subordinated debentures due 1998 (the "Debentures") to offshore investors in an offering pursuant to Regulation S. The Debenture financing will be used by the Company both for the purchase of the Equipment and to provide the additional working capital the Company will need to ramp up its production. The Company intends to file a registration statement under the Securities Act of 1933 to register for resale the shares underlying the Debentures.

       The Company acquired the Equipment line as of April 19, 1996. Under the terms of the Lease Agreement between the two companies announced in January 1996, the Company may operate the Equipment line within IBM's Essex Junction facilities at least through December 1998. The Company intends to use the Equipment to continue the commercialization of its chip-stacking technology.


ITEM 5.  OTHER EVENTS

       A.   Issuance of 8% Convertible Subordinated Debentures
            ---------------------------------------------------

       As referred to in the discussion under Item 2, above, the Company issued an aggregate of $11,100,000 of 8% Convertible Subordinated Debentures Due 1998 (the "Debentures"), the final closing of which took place on March 26, 1996.

     Of these Debentures, $8,000,000 in principal amount are convertible, at the holder's option, on the following terms: The Debentures will initially convert at $5 per share (the "Initial Conversion Price"). The Initial Conversion Price will be subject to adjustment for stock splits, reverse splits and other similar recapitalization events, as well as under the following circumstances (all stock prices subject to adjustment for recapitalization): If the closing bid price of the Common Stock is above $7.50 for the 10 consecutive trading days immediately preceding the date of conversion (the "Conversion Trading Period"), the Initial Conversion Price will adjust to an amount equal to $5 plus 50% of the amount over $7.50. If the closing bid price averages above $5 but less than $7.50 for the Conversion Trading Period, the Initial Conversion Price will adjust to the lesser of (i) $5 or (ii) 75% of such average closing bid price. If the closing bid price averages between $5 and $3 for the Conversion Trading Period, the Initial Conversion Price will adjust to the greater of (i) 75% of such average closing bid price or (ii) $3. If the closing bid price averages below $3 for the Conversion Trading Period, the Initial Conversion Price will adjust to such average closing bid price.

       The remaining $3,100,000 in Debentures are convertible, at the option of the holder, on the following terms: Until May 1, 1996, the Debentures will convert at $5 per share; thereafter, they will convert at the lesser of (i) $5 or (ii) a price equal to a 25% discount from the average of the closing bid prices of the Common Stock for the 20 trading day period preceding the date of conversion; provided, however, that the conversion price shall in no event be less than $3.625 per share.

       As a result of the terms of these Debentures, an indeterminate number of shares of Common Stock is issuable upon conversion. If the price of the Common Stock decreases substantially while Debentures remain outstanding, the number of shares so issued upon conversion could cause substantial per share dilution to existing investors.

       B.   IBM Agreements
            --------------

       As part of the transaction that gave the Company the right to acquire the IBM Equipment line and to lease the facilities in which the Equipment is located, as described in Item 2, above, the Company and IBM entered into other agreements for clarification and modification of their ongoing relationship. Among the agreements executed as of January 22, 1996 was an Agreement for Purchase and Use of IBM Memory Die. Under this agreement, which expires December 31, 1999 unless earlier terminated, the Company has the right, but is not obligated, to order memory die from IBM. Other collateral agreements entered into in connection with the modification of the relationship between the parties included a revision to the Cubing Technology License Agreement, which made immaterial modifications to the prior agreement among the parties, an Agreement for Purchase of Fabrication Services, which permits but does not obligate IBM to purchase fabrication services from the Company, and an Amendment which makes immaterial modifications to the Patent License Agreement.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

       The following exhibits are filed as part of this Current Report on Form 8-K:

EXHIBIT
NUMBER                            EXHIBIT
- ------                            -------
10.24*  Office, Manufacturing Facility, and Equipment Lease between
         International Business Machines Corporation and the Registrant

10.25   Form of 8% Series A Convertible Subordinated Debentures Due 1998

10.26   Form of 8% Convertible Subordinated Debentures Due 1998

_______________
* Portions of this Exhibit have been filed separately with the Commission in reliance on Rule 24b-2 and the Registrant's request for confidential treatment.


                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  Date:   April 22, 1996

                              IRVINE SENSORS CORPORATION



                              By:   /s/  John J. Stuart, Jr.
                                    ------------------------
                                    John J. Stuart, Jr.
                                    Executive Vice President and
                                    Chief Financial Officer

                               INDEX TO EXHIBITS


                                                                    SEQUENTIALLY NUMBERED
                                                                             PAGE
                                                                    ---------------------

10.24*    Office, Manufacturing Facility, and Equipment
          Lease between International Business Machines
          Corporation, Landlord, and Irvine Sensors
          Corporation, Tenant                                                  6

10.25     Form of 8% Series A Convertible Subordinated Debentures
          Due 1998                                                            62

10.26     Form of 8% Convertible Subordinated Debentures
          Due 1998                                                            71

___________
* Portions of this Exhibit have been filed separately with the Commission in reliance on Rule 24b-2 and the Registrant's request for confidential treatment.